BIG EQUIPMENT SERVICES, INC.
                      4695 North Avenue
                 Oceanside, California 92056
                  Telephone: (760) 726-3996
                     Fax: (760) 631-4259

                        PRESS RELEASE

Contact Person:  Frank Iannuzzi
Symbol:  OTCBB: BEQS

 BIG EQUIPMENT SERVICES, INC., ANNOUNCES CHANGE OF NAME AND
              TRADING SYMBOL AND REVERSE SPLIT

Oceanside, California, March 6, 2003 - Frank Iannuzzi, President of Big Equipment Services, Inc. (OTCBB: BEQS) announced today that the Company has changed its name to Epic Financial Corporation and effectuated a 1-for-20 reverse split of its common stock. The record date for such split is as of the close of business on March 6, 2003.

Effective at the opening of the financial markets on Friday, March 7, 2003, the company will be trading as Epic
Financial  Corporation with the trading  symbol  EPFL.   In
addition, the new CUSIP number for the company is 294269  10
5.

Mr. Iannuzzi said, "It is our intention to implement a new corporate direction, that of becoming a financial services holding company with emphasis on residential and commercial lending. We intend to pursue a plan to acquire companies or initiate new businesses that will fit into this new corporate strategy. We further expect to quickly expand our management team and board of directors to reflect this change of business focus."

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of the company's management with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.